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                                                                   EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made and entered into this 16th day of December, 1996, by and between HUGOTON ENERGY CORPORATION, a Kansas corporation (hereinafter referred to as the "Company") and W. MARK WOMBLE (hereinafter referred to as "Employee").

         WITNESSETH:

         WHEREAS, the Company is engaged in the oil and gas business;

         WHEREAS, Employee has been employed by the Company continuously since October 1, 1993;

         WHEREAS, the Compensation Committee (the "Compensation Committee") of the Company's Board of Directors (the "Board") has determined that it is in the best interests of the Company and its stockholders to continue to employ Employee and Employee desires to continue to be employed by the Company;

         WHEREAS, the Company and Employee desire to set forth in writing the terms and conditions of their agreements and understandings;

         WHEREAS, the terms of this Agreement were duly approved and authorized for and on behalf of the Company by the Board at a meeting held on December 16, 1996, at which meeting a quorum was present and voted, and were also duly approved by the Compensation Committee at a meeting held on October 21, 1996, at which meeting a quorum was present and voted;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. Term of Employment. The Company shall employ Employee in the capacity set forth herein for a term of three (3) years commencing on October 1, 1996, and ending on September 30, 1999 (the "Employment Period").

         2.      Responsibilities of Employee.

                 (a) In accepting employment by the Company, Employee shall undertake and assume the responsibility of performing for and on behalf of the Company any and all duties customarily associated with the position of Executive Vice President and Chief Financial Officer of the Company.





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                 (b)      Employee agrees to devote his full time and effort to
his duties as an employee of the Company. Employee may devote a reasonable amount of his time to civic and community affairs, and subject to the provisions of paragraph 6 hereof, to other business and financial interests; provided that such other activities do not interfere with the performance of Employee's responsibility as Executive Vice President and Chief Financial Officer of the Company.

         3. Compensation. As compensation for the services to be rendered by Employee for the Company under this Agreement, Employee shall be entitled to the following (collectively referred to hereinafter as "Total Compensation"):

                 (a) The Company shall pay Employee during the period in which Employee is employed by the Company an annual salary of One Hundred Fifty Thousand Dollars ($150,000.00) or in such amount as may be determined by the Company from time to time (but in no event shall such amount decrease) ("Base Compensation"), payable periodically for such periods as may be established by the Company for payment of its employees under its normal payroll practices.

                 (b) Employee may receive a bonus and fringe benefits each year in amounts to be determined by the Company. Such bonus may, in the discretion of the Company, be based, in part, upon the Company meeting certain financial goals, which goals may be agreed upon by the Company and Employee.

         4. STOCK OPTIONS, Incentive, Savings and Retirement Plans and Welfare Benefit Plans.

                 (a) During the period in which Employee is employed by the Company, all stock options heretofore granted to Employee under any of the Company's stock option plans or employee benefit plans as of the date of this Agreement shall continue in effect, vesting as therein provided, and Employee shall have the right to exercise any vested stock option, whenever granted, until it expires by its terms under the applicable option agreement.

                 (b) During the period in which Employee is employed by the Company, Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other employees of the Company.

                 (c) During the period in which Employee is employed by the Company, Employee and/or Employee's family, as the case may be, shall be eligible for participation and shall receive all benefits under welfare benefit plans, practices and policies and programs provided by the Company to the extent applicable generally to other employees of the Company, including, without limitation, medical and dental insurance coverage under the Company's medical and dental insurance plans.





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         5.      Expenses. Employee shall be reimbursed for all reasonable
business expenses incurred by him in connection with or incident to the performance of his duties and responsibilities hereunder upon the Employee's submission to the Company of vouchers or expense statements evidencing such expenses in such form or format as the Company may reasonably require.

         6. Non-Competition and Non-Disclosure:, Injunctive Relief. Employee acknowledges that the services he is to render are of a special and unusual character with unique value to the Company. The Company recognizes that Employee is expected to be a factor in the growth and success of the Company. The Company recognizes that the continued success of the Company depends, in part, upon the effective performance of Employee's duties as employee of the Company. Therefore, one of the primary purposes of this Agreement is to provide for the long-term financial security of Employee and his family so that he will be better able to direct his undivided attention to the successful performance of his duties on behalf of the Company. In view of the value to the Company of the services of Employee for which the Company has contracted hereunder, because of certain confidential information to be obtained by or disclosed to Employee, and as a inducement to the Company to enter into this Agreement and to pay to Employee the compensation stated herein, Employee covenants and agrees as follows:

                 (a) During the period in which Employee is employed by the Company, Employee shall not directly or indirectly be employed by or render advisory, consulting or other services in connection with any business enterprise or person which operates a business in the oil and gas industry in those states in which the Company or its subsidiaries owns or operates properties.

                 (b) During the period in which Employee is employed by the Company, Employee shall not, directly or indirectly, in any capacity (including, without limitation, as a proprietor, investor, director or officer), be financially interested in or engage in any business similar to or related to the business of the Company if such business is in competition with the Company in those states which the Company or its subsidiaries owns or operates properties; however, it is specifically agreed between the parties that Employee may continue to be financially interested in and engage in any business similar to or related to the Company's business which he is interested in or engaged in on the date of this Agreement, provided, that such activities do not materially detract from the Employee's performance of his responsibilities as Executive Vice President and Chief Financial Officer, provided, further that, nothing contained in this subparagraph shall relieve the Employee of his obligations contained in paragraph 6(a) above.

                 (c) During the period in which Employee is employed by the Company and thereafter, Employee will not disclose to any third party or directly or indirectly make use of, other than in connection with the business and affairs of the Company, any knowledge or information pertaining to the Company or any of its subsidiaries, their business or personnel or policies for any reason without the prior consent of the Company.





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                 (d)      During the period in which Employee is employed by
the Company, Employee may not solicit, raid, entice or induce 1) any person, firm or corporation that is a customer to become a customer of another firm, corporation or person; or 2) any person that is employed by the Company or its subsidiaries to become employed by any other person, firm or company.

                 (e) Employee acknowledges and agrees that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to confidential and proprietary information vital to the Company's and its subsidiaries' businesses. By reason of this, Employee consents and agrees that if he violates any of the provisions of this paragraph 6, the Company and its subsidiaries would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to an injunction restraining Employee from committing or continuing any such violation of this Agreement.

         7.      Termination of Employment

         (a) Death. Employee's employment shall terminate automatically upon Employee's death.

         (b) Termination of Employment By the Company For Cause. The Company may terminate Employee's employment under this Agreement for Cause. For purposes hereof, the term "Cause" shall mean (i) the inability of Employee, through sickness or other incapacity, to perform his duties under this Agreement for a period of six (6) months, (ii) dishonesty, theft, or conviction of a crime involving moral turpitude, in each case only if it could reasonably effect his ability to perform assigned duties for the Company or cause a material adverse effect on the Company, (iii) commission of a material act of fraud against the Company or its subsidiaries, or (iv) failure of Employee to observe or perform his material duties and obligations as an employee of the Company or a material breach of this Agreement, after thirty (30) days advance written notice of such failure which has not been cured.

         (c) Termination By the Company Without Cause. The Company may also terminate Employee's employment under this Agreement without Cause.

         (d) Termination By Employee for Good Reason. If a Change of Control (as defined hereafter) in the Company has occurred, Employee may terminate his employment during the Employment Period for Good Reason (defined hereafter) upon thirty (30) days' notice to the Company. For purposes of this Agreement, the term "Good Reason" shall mean the occurrence, without Employee's express written consent, of any one or more of the following events:

         (i) A change in Employee's duties or a change in the title or offices held by Employee, or any occurrence which causes Employee to have his principal place of employment somewhere other than Wichita, Kansas.





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         (ii)    A reduction in Employee's compensation or the failure by the
         Company to continue to provide prompt payment (or reimbursement to Employee) of all reasonable expenses incurred by Employee in connection with Employee's professional and business activities.

         (iii) A failure by the Company to waive any and all restrictions that might exist on the exercise of any stock options held by Employee under the Company's stock option plans as of the date of a Change of Control.

         (iv) The failure of the Company to obtain the assumption of this Agreement, without limitation or reduction, by any successor to the Company.

         (e) Voluntary Termination By Employee. Employee shall have the right at any time after the date hereof to voluntarily terminate his employment with the Company (a "Voluntary Termination") for any reason in the sole discretion of Employee by not less than thirty (30) days' prior written notice to the Company; provided however, a termination without Cause or a termination for Good Reason shall not be treated for any purpose hereunder as a Voluntary Termination.

         (f) Change of Control. A "Change of Control" shall have occurred if:

         (i) fifty percent (50%) or more of the outstanding common stock of the Company has been acquired by any person or persons (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Act")), provided such person(s) is not a current stockholder(s) of the Company currently holding ten percent (10%) or more of the outstanding common stock of the Company. For purposes of this paragraph 7, such person shall include affiliated persons (as defined in the Act).);

         (ii) there has been a merger or equivalent combination involving the Company after which fifty percent (50%) or more of the voting stock of the surviving corporation is held by persons other than those persons who were stockholders holding ten percent (10%) or more of the outstanding stock of the Company immediately prior to the date of such merger or equivalent combination; or

         (iii) there has been a merger or equivalent combination or stock sale involving the Company and after such transaction fifty percent (50%) or more of the members of the Board elected by stockholders are persons who were not directors immediately prior to such transaction.

         8.      Termination Procedures and Certain Definitions.

         (a) Notice of Termination. Any termination by the Company for Cause, without Cause or by Employee for Good Reason or in a Voluntary Termination, shall be communicated by Notice of Termination to the other party hereto given in accordance with paragraph 13 of this





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Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Employee or the Company, respectively, hereunder or preclude Employee or the Company, respectively, from asserting such fact or circumstance in enforcing Employee's or the Company's rights hereunder. Employee's continued employment with the Company, after a Notice of Termination is provided, shall not constitute consent to, or a waiver of any rights with respect to, any circumstance constituting Good Reason hereunder.

        (b) Date of Termination. "Date of Termination" means (i) if Employee's employment is terminated by the Company for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Employee's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date not less than thirty (30) days after the date on which the Company notifies Employee of such termination, and (iii) if Employee terminates his employment for Good Reason or in a Voluntary Termination, the Date of Termination shall be the date, not less than thirty (30) days after the date on which Employee notifies the Company of such termination.

         9.      Obligations of the Company on Termination.

         (a) If during the Employment Period, Employee's employment is terminated with Cause, upon Employee's death or upon a Voluntary Termination, the Company shall immediately pay Employee in cash the amount of his Total Compensation previously earned but not yet paid.

         (b) If during the Employment Period, Employee's employment is terminated by the Company without Cause or by Employee for Good Reason:

                 (i) In General. The Company shall immediately pay Employee in cash the amount of his Total Compensation previously earned but not yet paid.

                 (ii)     Severance Benefits.

                          (a) All stock options of Employee under the Company's stock option plans, which have not already vested, shall immediately vest and be exercisable.

                          (b) Employee shall continue to participate in all of the Company's welfare benefit plans, including health and medical plans, for six (6) months after termination and shall be entitled to reimbursement of COBRA





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                          payments to maintain medical and dental insurance up
                          to twelve (12) additional months for said coverage.

                          (c) The Company shall pay Employee in a lump sum a "Severance Benefit" in cash equal to three (3) times the following:

                                  (i)      Employee's Base Compensation as of
                                  the date of such termination, provided such Base Compensation for this purpose shall not be less than $175,000; and

                                  (ii)     The amount which the Company has
                                  contributed to Employee's account in the Company's 401(k) plan attributable to the last full fiscal year.

                 Such payment shall be made within thirty (30) days following said termination.

         10. Payment of Legal Fees and Expenses. The Company shall pay to Employee all legal fees and expenses incurred by Employee in successfully obtaining or enforcing any right or benefit provided under this Agreement.

         11. Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Employee, and their respective heirs, personal and legal representatives, successors and permitted assigns. Employee's rights and obligations may not be assigned without the proper written consent of the Company.

         12.      Governing Law.   It is understood and agreed that the
construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Kansas.

         13. Notice. Any notice required to be given shall be sufficient if it is in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, to his last know residence in the case of Employee, and to its principal office in the State of Kansas in the case of the Company.

         14. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

         15. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Company and Employee with respect to the employment of Employee, and no representations, promises, agreements, or understandings, written or oral, not contained herein shall be of any force or effect. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought





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to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or any other time.

         16. Modification. No amendment, alteration or modification to any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.

         17. Paragraph Headings. The paragraph headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

         18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the day and year first above written.

"COMPANY"                                      "EMPLOYEE"

HUGOTON ENERGY CORPORATION
                                           /s/ W. MARK WOMBLE
                                           ------------------------------
                                           W. MARK WOMBLE

BY:       /s/ FLOYD C. WILSON
          -------------------
NAME:     Floyd C. Wilson
          -------------------
TITLE:    President and CEO
          -------------------
ATTEST:

    /s/ [ILLEGIBLE]
-----------------------------




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